Exhibit 31.2.1

CERTIFICATIONS

I, Louis G. Baldwin, certify that:

1.	I have reviewed this Amendment on Form 10-K/A of XTO Energy Inc.;

2.	Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment.

Date: April 29, 2010	/S/ LOUIS G. BALDWIN
Louis G. Baldwin
Chief Financial Officer